EXHIBIT 10.10.1
AGREEMENT, SETTLEMENT AND RELEASE
     This Agreement, Settlement and Release (this “Agreement”) is executed on this 23rd day of January 2006, by and between Immediatek, Inc., a Nevada corporation (the “Company”), and Phil McMorrow, an individual residing in the State of California (“Stockholder”).
RECITALS
     WHEREAS, Stockholder currently owns 200,153 shares of Company common stock and also currently holds a warrant, which currently provides, upon exercise in accordance with its terms, for the issuance of up to 300,000 shares of Company common stock;
     WHEREAS, an offer has been made to acquire 95% of the Company through the purchase of shares of preferred stock of the Company (the “Proposed Investment”), which offer is contingent upon the cancellation and termination of all outstanding rights and obligations and other matters;
     WHEREAS, Stockholder and the Company desire to cancel and terminate any and all agreements, whether written or oral, among them, other than the Warrant Agreement (hereinafter defined);
     WHEREAS, Stockholder and the Company desire to enter into this Agreement in order to waive certain rights of Stockholder and to provide certain releases in favor of the Company; and
     WHEREAS, the Company intends to effect a ten-for-one reverse stock split of Company common stock (the “Reverse Split”) prior to the closing of the Proposed Investment.
     NOW, THEREFORE, in consideration of the above recitals, the mutual covenants and promises herein contained and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto, intending to be legally bound hereby, hereby agree as follows:
AGREEMENT
     3. Stockholder Warrant. (a) Stockholder currently holds a warrant to purchase an aggregate of 300,000 shares of Company common stock (the “Warrant Shares”) at an exercise price of $0.20 per share, and such warrant is currently exercisable until the 22nd day of March 2007, upon which date such warrant will expire. The terms of such warrant were memorialized in an instrument issued to Stockholder by the Company titled “Warrant to Purchase Common Stock of Immediatek, Inc.” (the “Warrant Agreement”).
          (c) In consideration of Stockholder’s promises and covenants herein contained, it is understood and agreed by the parties hereto that the Warrant Agreement shall not be cancelled, but shall be, and it hereby is, amended to delete any provision within Section 3 of the Warrant Agreement whereby the Company has a right to call or otherwise require the purchase of the Warrant Shares by Stockholder upon the occurrence of a “Liquidity Event” or a “Call Event” (as defined in the Warrant Agreement). Said warrant shall also be adjusted, pursuant to it terms, as a result of the Reverse Split.

     4. Waiver. Subject to the closing of the Proposed Investment and the delivery to Stockholder of the Additional Shares (as defined in Section 3), Stockholder hereby waives, now and forever, any and all rights, including, without limitation, pre-emptive rights, Stockholder may have, whether past, current or future, by law or through the provisions of the Articles of Incorporation of the Company (as amended or modified, the “Articles”) and any other right(s) or claims, if any, that Stockholder may have that arise, directly or indirectly, from (i) agreements, whether written or oral, between Stockholder and the Company, and (ii) as a result of Stockholder’s ownership of Company securities. Stockholder further hereby agrees that, subject to the closing of the Proposed Investment and the delivery to Stockholder of the Additional Shares, excepting the Warrant Agreement, as modified in Section 1 above, this Agreement supercedes and cancels any and all agreements, whether written or oral, that Stockholder and the Company are both parties to, that no terms of any and all such agreements, whether written or oral, shall survive and such agreements shall be void and of no further force or effect.
     3. Consideration. Prior to the closing of the Proposed Investment and after giving effect to the Reverse Split, the Company will issue to Stockholder 126,407 shares of Company common stock, or such other amount as is necessary to result in Stockholder being issued 10% of the aggregate number of shares of Company common stock issued to Jess Morgan & Company after the date hereof but immediately prior to the closing of the Proposed Investment (the “Additional Shares”).
     4. Stockholder Representations and Warranties. Stockholder hereby represents and warrants to the Company that:
          (h) Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
          (i) The execution of this Agreement has been duly authorized by all necessary actions on the part of Stockholder, and this Agreement has been executed and delivered by, and constitutes a valid, legal, binding and enforceable agreement of, Stockholder, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor rights.
          (j) Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”).
          (k) Stockholder is aware that an investment in Company common stock is speculative and involves a high degree of risk. Stockholder has carefully considered the risks of such investment.
          (l) Stockholder has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of investing in Company common stock and of protecting its interest in connection with such investment.
          (m) Stockholder is investing in Company common stock for its own account, for investment purposes only and not with a view to the resale or distribution thereof. Stockholder understands that it must bear the economic risk of such investment for an indefinite period of time because the issuance of the Company common stock by the Company to Stockholder has not been registered under the Act, pursuant to an exemption from registration thereunder, nor under any applicable state securities laws, and such Company common stock may not be sold or transferred by Stockholder in the absence of evidence satisfactory to the Company of compliance with applicable laws, which evidence may include an opinion of counsel satisfactory to the Company that, among other things, the shares of Company common stock have been registered for resale under the Act and all applicable state securities laws or that such registrations are not required.
          (n) except as expressly set forth herein, (i) Stockholder does not own, beneficially or of record, any shares of the Company’s capital stock, (ii) Stockholder does not own, beneficially or of record, or possess any subscription, warrant, option, convertible security or other right (contingent or other) to purchase or otherwise acquire equity securities or equity related securities of the Company, and (iii) there is no commitment by the Company to issue to Stockholder any shares, subscriptions, warrants, options, convertible or exchangeable securities or other such rights or to distribute to Stockholder any evidence of indebtedness or asset.
     5. Company Representations and Warranties. The Company hereby represents and warrants to Stockholder that the following are true on the date hereof and will be true and correct at the closing of the Proposed Investment, as if made on that date:
          (e) The Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.
          (f) The execution of this Agreement has been duly authorized by all necessary actions on the part of the Company, and this Agreement has been executed and delivered by, and constitutes a valid, legal, binding and enforceable agreement of, the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditor rights.
          (g) The Additional Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.
     6. Acknowledgments and Understandings. (a) Stockholder hereby acknowledges and understands that (i) the Company is effecting a 10-for-1 reverse stock split of the outstanding Company common stock prior to the closing of the Proposed Investment and the Additional Shares is after giving effect to such reverse stock split, and (ii) that a special dividend will paid by the Company on its outstanding shares of common stock other than the Additional Shares.
          (b) Stockholder acknowledges and fully understands that holders of equity interests in the Company immediately prior to the closing of the Proposed Investment (including after giving effect to the issuance of the Additional Shares) will, following the closing of the Proposed Investment, hold total equity interests in the Company representing 5% of the total outstanding equity interests in the Company on a fully-diluted basis, and that the third party, through the purchase of shares of preferred stock and rights attached to those shares, will own the other 95% of the Company’s equity interests on a fully-diluted basis, thereby affecting a change of control of the Company.
          (c) Stockholder specifically acknowledges and agrees that all securities of the Company owned by Stockholder shall not be entitled to any anti-dilution adjustment or other similar adjustment, and Stockholder hereby waives, now and forever, any and all such adjustments, whether past, present or future.

     7. General Release. Subject to the closing of the Proposed Investment and delivery to Stockholder of the Additional Shares, in consideration of the delivery of the Additional Shares and the amendment of the Warrant Agreement provided in Section 1(b) hereof, Stockholder hereby remises, releases and forever discharges and by these presents does, for himself, herself or itself, his, her or its heirs, executors, administrators, assigns and successors, remise, release, acquit, satisfy and forever discharge the Company and its subsidiaries, their respective employees, agents and affiliates, successors and assigns (“Releasees”), of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, rights and demands whatsoever in law or in equity or by contract, know or unknown, which against Releasees Stockholder ever had, now has, or which his, her or its heirs, executors, administrators, successor or assigns, hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of the date of the closing of the Proposed Investment.
     8. Indemnification. Stockholder hereby agrees to indemnify, defend and hold harmless the Company, including, but not limited to, its respective shareholders, officers, directors, employees, agents, affiliates, successors and assigns, from and against any and all claims, losses, liabilities, damages or expenses of any nature whatsoever, resulting from Stockholder’s breach or failure to perform the terms of this Agreement.
     The Company hereby agrees to indemnify, defend and hold harmless Stockholder, including, but not limited, to its employees, agents, affiliates, successors and assigns, from and against any and all claims, losses, liabilities, damages or expenses of any nature whatsoever, resulting from the Company’s breach or failure to perform the terms of this Agreement.
     The parties hereto, jointly and severally, expressly agree that this Agreement and its terms do not constitute an admission of liability upon the part of any of the parties hereto for any reason or for any purpose.
     9. Termination. This Agreement shall become null and void and of no further force or effect in the event that the closing of the Proposed Investment does not occur on or prior to March 15, 2006.
     10. Entire Agreement; Amendment. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL OR WRITTEN AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Agreement may not be amended or modified without the written consent of all parties hereto and Radical Holdings LP.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     13. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have set their hands on the date first above written.

COMPANY:		STOCKHOLDER:

IMMEDIATEK, INC.

By:	/s/ ZACH BAIR	/s/ PHIL MCMORROW
Phil McMorrow
Name: Zach Bair
Title: CEO